Exhibit 10.1

                             SUSA PARTNERSHIP, L.P.
                   Fourth Amendment to the Second Amended and
                  Restated Agreement of Limited Partnership of
                             SUSA Partnership, L.P.
                   Establishing the 8 7/8% Series A Cumulative
                    Redeemable Preferred Units of Partnership
                      Interest and Fixing Distribution and
                   Other Preferences and Rights of Such Units

                                    RECITALS

         WHEREAS,  The Board of  Directors  of Storage  USA,  Inc.,  a Tennessee
corporation and sole general partner (the "General Partner") of SUSA Partnership, L.P. (the "Partnership") has adopted a resolution designating and classifying 650,000 unissued and unclassified shares of preferred stock of the General Partner as 8 7/8% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock"); and

         WHEREAS, Pursuant to Section 4.02 and Article XI of the Second Amended and Restated Agreement of Limited Partnership (the "Agreement") of the Partnership, the General Partner desires to amend the Agreement to establish the 8 7/8% Series A Cumulative Redeemable Preferred Units of Partnership Interest (the "Series A Preferred Units") with economic interests substantially similar to those of the Series A Preferred Stock.

         NOW, THEREFORE, the General Partner hereby adopts the following amendment to the Agreement:

         Article I of the Agreement is hereby amended by inserting in the logical alphabetical locations the following definitions of Common Units, Greene Street, Non-Greene Street Partners, Preferred Units and Series A Preferred Units as follows:

         "Common Units" shall mean all Partnership Interests that are not specifically designated as Preferred Units pursuant to Section 4.02(a).

         "Greene Street" shall mean Greene Street 1998 Exchange Fund, L.P., a Delaware limited partnership.

         "Non-Greene Street Partners" shall mean all of the Partners other than Greene Street.

         "Preferred Units" shall mean all Preferred Partnership Interests designated and issued by the General Partner from time to time in accordance with the provisions of Section 4.02(a).

         "Series A Preferred Units" shall mean the 8 7/8% Series A Cumulative Redeemable Preferred Units of Partnership Interests with the designations, preferences, privileges, limitations and relative rights set forth in Section 4.02(e) hereof.

         Article I, Section (vii) of the definition of "Profits" and "Losses" is hereby restated in its entirety as follows:

(vii) Notwithstanding any other provision herein, any items which are specially allocated pursuant to Sections 5.01(a)(i), 5.01(b) or 5.01(c) shall not be taken into account in computing Profits or Losses.

         Article IV of the Agreement is hereby amended by adding Section 4.02(e), as follows:

(e)      Series A Cumulative Redeemable Preferred Units of Partnership Interest.

         (i) Designation and Number. A series of Partnership Units in the Partnership designated as the 8 7/8% Series A Cumulative Redeemable Preferred Units (the "Series A Preferred Units") is hereby established. The number of Series A Preferred Units shall be 650,000.

         (ii) Definitions. For purposes of the Series A Preferred Units, the following terms shall have the meanings indicated:

                  "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City, New York are authorized or required by law, regulation or executive order to close.

                  "Contributor" shall mean Greene Street 1998 Exchange Fund, L.P., a Delaware limited partnership.

                  "Priority Return" shall mean the cumulative preferential cash distributions with respect to the Series A Preferred Units set forth in Section 4.02(e)(iii).

         (iii)  Distributions.

         A. Payment of Distributions. Holders of Series A Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of Distributable Cash, cumulative preferential cash distributions at the rate per annum of 8 7/8% of the original Capital Contribution per Series A Preferred Unit. Such distributions shall be cumulative, shall accrue from the original date of issuance and will be payable
(1) quarterly in arrears, on or before January 15, April 15, July 15 and October 15 of each year and, (2), in the event of (a) an exchange of Series A Preferred Units into Series A Preferred Stock, or (b) a redemption of Series A Preferred Units, on the exchange date or redemption date, as applicable (each a "Series A Preferred Unit Distribution Payment Date"), commencing on the first of such payment dates to occur following their original date of issuance. The amount of the distribution payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which distributions are to be made on the Series A Preferred Units is not a Business Day (as defined herein), then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series A Preferred Units will be made to the holders of record of the Series A Preferred Units on the relevant record dates, which will be fifteen (15) days prior to the relevant Series A Preferred Unit Distribution Payment Date.

         B. Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series A Preferred Units will accrue whether or not the terms and provisions of any agreement of the Partnership at any time prohibit the current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Units will accumulate as of the Series A Preferred Unit Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

         C.       Priority as to Distributions.

                  1. So long as any Series A Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interest of the Partnership ranking junior as to the payment of distributions to the Series A Preferred Units (collectively, "Junior Units"), nor shall any cash or other property (other than capital stock of the General Partner which corresponds in ranking to the Partnership Interests being acquired) be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series A Preferred Units or any Junior Units, unless, in each case, all distributions accumulated on all Series A Preferred Units have been paid in full.

                  2. So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units, all distributions authorized and declared on the Series A
Preferred Units shall be authorized and declared so that the amount of distributions authorized and declared per Series A Preferred Unit shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit bear to each other.

                  3. Notwithstanding anything to the contrary set forth herein, distributions on Partnership Interests held by the General Partner ranking junior to or on parity with the Series A Preferred Units may be made, without preserving the priority of distributions described in Sections (iii).C.(1) and
(2), but only to the extent such distributions are required to preserve the real estate investment trust status of the General Partner.

         D. No Further Rights. Holders of Series A Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

         (iv).  Liquidation Proceeds

         A. Distribution. Upon voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, distributions on the Series A Preferred Units shall be made in accordance with Section 5.03 of the Agreement, provided, that the remaining assets of the Partnership shall be distributed to the holders of Series A Preferred Units until their Capital Account balances are reduced to zero before any distribution is made to the holders of any series of Junior Units or to the holders of Common Units.

         B. Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (1) fax and (2) first class mail, postage pre-paid, not less than 30 and not more that 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

         C. No Further Rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

         D. Consolidation, Merger or Certain Other Transactions. The consolidation or merger or other business combination of the Partnership with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

         (v).  Optional Redemption.

         A. Right of Optional Redemption. The Series A Preferred Units may not be redeemed prior to November 1, 2003. On or after such date, the Partnership shall have the right to redeem the Series A Preferred Units, in whole or in part, at any time or from time to time out of funds legally available therefor, upon not less than 30 nor more than 60 days' written notice, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series A Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this Section 4.02(e)(v) will be permitted if the Redemption Price does not equal or exceed the original Capital Contribution of such holder plus the cumulative Priority Return to the redemption date to the extent not previously distributed. If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

         B. Limitation on Redemption. The Partnership may not redeem fewer than all of the outstanding Series A Preferred Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption, unless such redemption is pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Units.

         C.       Procedures for Redemption.

                  1. Notice of redemption will be (a) faxed, and (b) mailed by the Partnership, by certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Units at their respective addresses as they appear on the records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom such notice was defective or not given. In addition to any information required by law, each such notice shall state: (u) the redemption date, (v) the Redemption Price, (w) the aggregate number of Series A Preferred Units to be redeemed and if fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of Series A Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units that the total number of Series A Preferred Units held by such holder represents) of the aggregate number of Series A Preferred Units to be redeemed, (x) the place or places where such Series A Preferred Units are to be surrendered for payment of the Redemption Price, (y) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate on such redemption date and (z) that payment of the Redemption Price will be made upon presentation and surrender of such Series A Preferred Units.

                  2. If the Partnership gives a notice of redemption in respect of Series A Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series A Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series A Preferred Units upon surrender of the Series A Preferred Units by such holders at the place designated in the notice of redemption. On and after the date of redemption, distributions will cease to accumulate on the Series A Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series A Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such Series A Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price.

         (vi).  Voting Rights.

         A. General. Holders of the Series A Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners, except as set forth below.

         B. Certain Voting Rights. So long as any Series A Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Units outstanding at the time (1) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series A Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up, or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interests, (2) authorize or create, or increase the authorized or issued amount of any Partnership Interests on a parity with the Series A Preferred Units or reclassify any Partnership Interest of the Partnership into any such Partnership Interest or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Partnership Interest but only to the extent such Partnership Interests are issued to an affiliate of the Partnership, other than (i) the General Partner to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, (ii) Security Capital U.S. Realty, Security Capital Holdings, S.A. Realty or any of their affiliates or (iii) to any other affiliate, provided that a majority of Independent Directors (as defined in the Charter) of the General Partner have approved such issuance, or (3) either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity, or amend, alter or repeal the provisions of the Agreement (including, without limitation, this Section), whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (3) above, so long as (a) the Partnership is the surviving entity and the Series A Preferred Units remain outstanding with the terms thereof unchanged, or (b) the resulting, surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series A Preferred Units for other interests in such entity having substantially the same terms and rights as the Series A Preferred Units, including with respect to distributions, redemptions, transfers, voting rights and rights upon liquidation, dissolution or winding-up, then the occurrence of any such event shall not be deemed to materially and adversely affect such rights, privileges or voting powers of the holders of the Series A Preferred Units; and provided further, that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests, in each case ranking (y) junior to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or (z) on a parity to the Series A Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up to the extent such Partnership Interests are not issued to an affiliate of the Partnership, other than (i) the General Partner or any wholly-owned subsidiary thereof, to the extent the issuance of such interests was to allow the General Partner to issue corresponding preferred stock to persons who are not affiliates of the Partnership, (ii) Security Capital U.S. Realty, Security Capital Holdings, S.A. Realty or any of their affiliates or (iii) any other affiliate, provided that a majority of Independent Directors of the General Partner have approved such issuance, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         (vii). Certain Transfer Provisions. If Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that the Contributor's interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for a taxable year (the "19.5% Limit") (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)), then Contributor shall be permitted to transfer so much of its Series A Preferred Units as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit.

         (viii).  Exchange Rights.

         A.       Right to Exchange.

                  1. Series A Preferred Units will be exchangeable with the General Partner in whole but not in part unless expressly otherwise provided herein at any time on or after November 1, 2008, at the option of 51% of the holders of all outstanding Series A Preferred Units, for authorized but previously unissued shares of Series A Preferred Stock at an exchange rate of one share of Series A Preferred Stock from the General Partner for one Series A Preferred Unit, subject to adjustment as described below, provided that the Series A Preferred Units will become exchangeable at any time, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series A Preferred Units for Series A Preferred Stock if (a) at any time full distributions shall not have been timely made on any Series A Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive; provided, however, that a distribution in respect of Series A Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series A Preferred Unit Distribution Payment Date if at the time of such late payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made, or (b) upon receipt by a holder or holders of Series A Preferred Units of (y) notice from the General Partner that the General Partner or a subsidiary of the General Partner has taken the position that the Partnership is, or upon the consummation of an identified event in the immediate future will be, a "Publicly Traded Partnership" (a "PTP") within the meaning of
Section 7704 of the Internal Revenue Code (the "Code") and (z) an opinion rendered by counsel familiar with such matters addressed to a holder or holders of Series A Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series A Preferred Units may be exchanged for Series A Preferred Stock, in whole but not in part unless expressly otherwise provided herein, at the option of 51% of the holders of all outstanding Series A Preferred Units after November 1, 2001 and prior to November 1, 2008 if such holders of Series A Preferred Units shall deliver to the General Partner either
(c) a private letter ruling addressed to such holder of Series A Preferred Units or (d) an opinion of counsel based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that such exchange of the Series A Preferred Units at such earlier time would not cause the Series A Preferred Units to be considered "stock and securities" within the meaning of Section 351(e) of the Code for purposes of determining whether the holder of such Series A Preferred Units is an "investment company" under Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series A Preferred Units, if Contributor so determines, may be exchanged in whole but not in part (regardless of whether held by Contributor) for Series A Preferred Stock if Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that the Contributor's interest in the Partnership represents or will exceed the 19.5% Limit.

                  2.  Notwithstanding  anything  to the  contrary  set  forth in
Section 4.02(e)(viii).A.1., if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, within ten (10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series A Preferred Units for cash in an amount equal to the original Capital Contribution per Series A Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If the General Partner elects to redeem fewer than all of the outstanding Series A Preferred Units, the number of Series A Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series A Preferred Units that the total number of Series A Preferred Units held by such holder represents) of the aggregate number of Series A Preferred Units being redeemed.

                  3. In the event an exchange of all Series A Preferred Units pursuant to Section 4.02(e)(viii).A. would violate the provisions on ownership limitation of the General Partner set forth in Section 12 of the General Partner's Amended Charter, each holder of Series A Preferred Units shall be entitled to exchange, pursuant to the provisions of Section 4.02(e)(viii).B, a number of Series A Preferred Units which would comply with the provisions on the ownership limitation of the General Partner and any Series A Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption, subject to any restriction thereon contained in any debt instrument or agreement of the Partnership.

        B. Procedure for Exchange and/or Redemption of Series A Preferred Units.

                  1. Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holders representing at least 51% of the outstanding Series A Preferred Units (or by Contributor in the case of an exchange pursuant to the last sentence of Section 4.02(e)(viii).A.1. hereof) by (a) fax and (b) certified mail postage prepaid. The General Partner may effect any exchange of Series A Preferred Units, or exercise its option to cause the Partnership to redeem any portion of the Series A Preferred Units for cash pursuant to Section 4.02(e)(viii).A.2. or redeem Excess Units pursuant to Section 4.02(e)(viii).A.3, by delivering to each holder of record of Series A Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, (a) if the General Partner elects to cause the Partnership to exchange any of the Series A Preferred Units then outstanding, a written notice stating (A) the redemption date, which may be the date of such written notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, (C) the place or places where the Series A Preferred Units are to be surrendered and (D) that distributions on the Series A Preferred Units will cease to accrue on such redemption date, or (b) if the General Partner elects to cause the Partnership to redeem all of the Series A Preferred Units then outstanding in exchange for cash, a Redemption Notice. If the General Partner elects to cause the Partnership to exchange any of the Series A Preferred Units then outstanding, at the time and place specified in the redemption notice, the General Partner shall deliver certificates representing shares of the Series A Preferred Stock being issued in exchange for the Series A Preferred Units of such holder being exchanged. Series A Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated)
simultaneously with the delivery of shares of Series A Preferred Stock (with respect to Series A Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series A Preferred Units redeemed). Holders of Series A Preferred Units shall deliver any canceled certificates representing Series A Preferred Units which have been exchanged or redeemed to the office of the General Partner within ten (10) Business Days of the exchange or redemption with respect thereto. Notwithstanding anything to the contrary contained herein, any and all Series A Preferred Units to be exchanged for Series A Preferred Stock pursuant to this Section 4.02(e)(viii) shall be so exchanged in a single transaction at one time. As a condition to exchange, the General Partner may require the holders of Series A Preferred Units to make such representations as may be reasonably necessary for the General Partner to establish that the issuance of Series A Preferred Stock pursuant to the exchange shall not be required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Any shares of Series A Preferred Stock issued pursuant to this Section 4.02(e)(viii) shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Charter or the By-Laws of the General Partner, the Securities Act and relevant state securities or blue sky laws. The certificates representing the Series A Preferred Stock issued upon exchange of the Series A Preferred Units shall contain the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT
         (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

                  2. In the event of an exchange of Series A Preferred Units for Series A Preferred Stock, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series A Preferred Units tendered for exchange shall (a) accrue on the Series A Preferred Stock into which such Series A Preferred Units are exchanged, and (b) continue to accrue on such Series A Preferred Units, which shall remain outstanding following such exchange, with the General Partner as the holder of such Series A Preferred Units. Fractional shares of Series A Preferred Stock are not to be issued upon exchange but, in lieu thereof, the General Partner will pay a cash adjustment based upon the fair market value of the Series A Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the General Partner.

         C. Adjustment of Exchange Price. In case the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the General Partner's capital stock or sale of all or substantially all of the General Partner's assets), in each case as a result of which the Series A Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series A Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Series A Preferred Stock or fraction thereof into which one Series A Preferred Unit was exchangeable immediately prior to such transaction. The General Partner may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

(ix). Registration Rights. If the holders of the Series A Preferred Units exercise their right to exchange such Series A Preferred Units for Series A Preferred Stock pursuant to Section 4.02(e)(viii).A., such holders shall be entitled to certain rights with respect to the registration of such shares for sale under the Securities Act of 1933, as amended (the "Act"). Such holders may request that the issuer of such shares file a registration statement under the Act with respect to such shares, after which the issuer of such shares shall use its best efforts to effect such registration.

(x). No Other Conversion Rights. Except as provided above, the holders of the Series A Preferred Units shall not have any rights to convert such Series A Preferred Units into any other securities of, or interest in, the Partnership or the General Partner.

(xi). No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Series A Preferred Units.

         Article V, Section 5.01(a) is hereby amended and restated in its entirety as follows:

               (a)      General Allocations.

                        (i) Depreciation and Amortization Deductions. Except as otherwise provided in this Section 5.01, depreciation and amortization deductions for each fiscal year of the Partnership shall be allocated among the Non-Greene Street Partners pro-rata based on their respective Percentage Interests.

                        (ii)    Profits.  Except as  otherwise  provided in this
                                Section 5.01, Profits, including profits from a disposition of all or any portion of Property, shall be allocated at the end of each fiscal year to the Partners as follows:

                                (1) First, to Greene Street until the aggregate amount of Profits allocated to Greene Street for the current and all prior years equals the aggregate amount of cash distributed to Greene Street under Section 4.02(e)(iii) for the current and all prior years; and

                                (2)     Thereafter,  to  the  Non-Greene  Street
                                        Partners   pro   rata   based  on  their
                                        respective Percentage Interests.

                        (iii)   Losses.  Except as  otherwise  provided  in this
                                Section 5.01, Losses, including losses from a disposition of all or any portion of Property, shall be allocated at the end of each fiscal year as follows:

                                (1) First, pro rata to the Non-Greene Street Partners until their Capital Accounts have been reduced to zero;

                                (2)     Second,  to the  General  Partner to the
                                        extent    permitted   under   applicable
                                        Regulations; and

                                (3)     Thereafter, to Greene Street.

         Article VIII of the Agreement is hereby amended by adding Section 8.05(e), as follows:

               (e) For purposes of this Section 8.05, "Partnership Units" shall mean "Common Units."

IN WITNESS WHEREOF, the General Partner has caused this Amendment to be duly executed by its Chief Financial Officer as of this 12th day of November, 1998.


                                           STORAGE USA, INC.
                                           as General Partner

                                           By: /s/ Christopher P. Marr
                                           Its: Chief Financial Officer